                                                                   EXHIBIT 10.45

                           OPTION AND PUT AGREEMENT

     This Option and Put Agreement is made this 28th day of April, 1998 between EMPOWER HEALTH CORPORATION, a Texas corporation ("Empower") and SUPERIOR CONSULTANT HOLDINGS CORPORATION, a Delaware corporation ("Superior").

                                   RECITALS

     A. Empower and Superior are parties to a Agreement for the Issuance and Sale of Stock of even date herewith (the "Sale Agreement") pursuant to which Superior has agreed to purchase, and Empower has agreed to issue and sell, on the terms and conditions set forth therein, certain shares of Empower's Series B Convertible Preferred Stock.

     B. Pursuant to the Sale Agreement, Empower has agreed to grant Superior the right to cause the shares acquired thereunder to be repurchased by Empower under certain terms and conditions and also has agreed to grant Superior the right to acquire additional shares of Empower's capital stock under certain terms and conditions. This Agreement is intended to create such rights and to set forth the terms and conditions under which they may be exercised.

     NOW THEREFORE, in consideration of the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

     1.  DEFINITIONS. Capitalized terms used in this Agreement and not otherwise
         -----------
defined herein have the meaning ascribed to them in the Sale Agreement. In addition, the following terms when capitalized have the following meanings:

       (a) "1933 ACT" means the Securities Act of 1933, as amended.

       (b) "EXERCISE PRICE" means the price payable upon exercise of the Purchase Option, which shall be (i) if the Purchase Option is exercised to purchase Common Stock, a price per share equal to 70% of the Fair Market Value Per Share of the shares of Common Stock being purchased and/or (ii) if shares of Preferred Stock are being purchased, a price per share equal to 70% of the Fair Market Value Per Share of the shares of Common Stock into which each share of Preferred Stock is convertible.

       (c) "EXERCISE NOTICE" means a written notice from Superior to Empower exercising the Purchase Option, which specifies the number of shares with respect to which the Purchase Option is being exercised.

       (d) "FINANCIAL STATEMENTS" as of any date means a consolidated (with all subsidiaries, if any) balance sheet and statement of shareholders' equity of Empower as of the date specified and consolidated (with all subsidiaries, if any) statements of Empower's income and cash flows for the fiscal year then ended (in the case of annual audited statements) or the fiscal quarter and year-to-date period then ended (in the case of unaudited quarterly statements).
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       (e) "FIRST PUT PERIOD" means the 90 day period following the second anniversary of the Closing Date.

       (f) "NEW SECURITIES" means any capital stock, any rights, options or warrants to purchase or subscribe for capital stock, and any securities or other instruments of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock, which are issued for cash; provided, however, that New Securities shall not include: (i) securities offered and sold by Empower pursuant to a Public Equity Offering; (ii) shares of Empower's Common Stock (or related options or rights) issued to Empower's employees and directors pursuant to a plan adopted by the Board of Directors; (iii) shares of Empower's capital stock issued in connection with any warrant, option or right listed on
Schedule 4.3(b) to the Sale Agreement; and (iv) shares issued pursuant to a stock split or stock dividend. The exclusion of the foregoing items from the definition of New Securities shall not affect the operation of Section 3(f), relating to the adjustment of the number of shares covered by the Purchase Option under certain circumstances, or Section 3(g), relating to the adjustment of the Exercise Price under certain circumstances.

       (g) "PRO RATA SHARE" means with respect to Superior, that portion of the number of shares of New Securities proposed to be issued that equals the proportion that (i) the number of shares of Common Stock held by Superior immediately prior to the proposed issuance, plus the number of shares of Common Stock that would then be issuable to Superior assuming that all securities of Empower convertible into or exchangeable for Common Stock had been converted or exchanged, bears to (fi) the total number of shares of equity securities issued and outstanding on a Fully Diluted Basis immediately prior to the proposed issuance.

       (h) "PUBLIC EQUITY OFFERING" means a firm commitment underwritten sale of Empower common stock to the public by Empower pursuant to an effective registration statement under the 1933 Act (a) of a number of shares of its common stock which, when added to any other outstanding shares then eligible for public trading without registration or other restriction under the 1933 Act, constitute at least 20% of the number of shares of common stock outstanding, on a Fully-Diluted Basis, after completion of such offering and (b) for an aggregate offering price (before payment of underwriters, or brokers, commissions or discounts and the expenses of the offering)which, when added to the aggregate offering price received by Empower from all other offerings of its common stock pursuant to effective 1933 Act registration statements, equals not less than $10 million.

       (i) "PURCHASE PRICE" means a price equal to the Fair Market Value Per Share as of the date of delivery of the Put Notice, multiplied by O) the number of shares of Common Stock to be purchased and/or (ii) to the extent that Shares are to be purchased prior to conversion into Common Stock, the number of shares of Common Stock into which the Shares to be purchased are convertible.

       (j) "PURCHASE OPTION" means Superior's right to acquire (i) up to 513,413 shares of Common Stock, constituting 19% of the issued and outstanding equity securities of Empower outstanding on a Fully Diluted Basis on the date of this Agreement and/or (ii) shares of

Preferred Stock convertible into shares of Common Stock constituting up to 19% of the issued and outstanding equity securities of Empower outstanding on a Fully Diluted Basis on the date of this Agreement, in each case at the Exercise Price. The Purchase Option shall entitle Superior to purchase Common Stock and Preferred Stock in any combination so long as the number of shares of Common Stock purchased thereunder, together with the number of shares of Common Stock into which shares of Preferred Stock purchased thereunder are convertible, does not exceed 19% of the issued and outstanding equity securities of Empower outstanding on a Fully Diluted Basis on the date of this Agreement.

       (k) "PUT OPTION" means Superior's right to require Empower, on the terms and conditions set forth herein, to repurchase the Shares and/or shares of Common Stock into which Shares may have been converted, in whole or in part.

       (l) "PUT NOTICE" means a written notice from Superior to Empower demanding that Empower purchase the number of Shares specified in the Put Notice.

       (m) "SALE AGREEMENT" means the Agreement for the Issuance and Sale of Stock of even date herewith between Superior and Empower.

       (n) "SECOND PUT PERIOD" means the 90 day period following the third anniversary of the Closing provided

     2.  RIGHT TO PUT SHARES
         -------------------

       (a) GRANT OF RIGHT. Empower hereby grants Superior the Put Option.

       (b) TIME OF EXERCISE. Superior may exercise the Put Option only during the First Put Period or the Second Put Period.

       (c) LIMITATION ON EXERCISE. The Put Option may not be exercised if, prior to such exercise, Empower has filed a registration statement for a Public Equity Offering; provided, however, that if a registration statement for a Public Equity Offering has been filed but has been withdrawn, has become subject to any stop order issued by the Securities and Exchange Commission which has not been lifted, or has failed to become effective within 180 days after its initial filing, Superior's right to exercise the Put Option shall be reinstated and the Put Option shall be exercisable during each of the periods specified in Section 2(b) or, if any such period has lapsed, for a period of 90 days following the occurrence of the event giving rise to the reinstatement.

       (d) MANNER OF EXERCISE. Superior may exercise the Put Option by delivering to Empower a Put Notice. Any Put Notice will be effective only if delivered during the First Put Period, the Second Put Period or the additional period specified in Section 2(c).

       (e) CLOSING OF PURCHASE. The closing of any purchase by Empower of Shares pursuant to any exercise of the Put Option shall be held at the offices of Empower on a date agreed to by Empower and Superior, but not later than the later of (1) thirty days after delivery by Superior to Empower of the Put Notice relating to the Shares to be purchased or (2) ten days after the determination of the Fair Market Value Per Share pursuant to Article 4. At the closing:

          (i) Superior will deliver to Empower the certificates representing the Shares to be purchased, duly endorsed for transfer or accompanied by stock powers.

          (ii) Superior will provide Empower with certification in a form acceptable to Empower's counsel that the Shares conveyed are free and clear of all liens, encumbrances, charges and other claims.

          (iii) Empower will deliver to Superior a certificate of an officer certifying to Superior that immediately following the closing and the payment of the purchase price, (i) Empower will not be insolvent and its assets will exceed its liabilities, (ii) the Purchase Price does not exceed Empower's surplus, (iii) Empower will be able to pay its debts as they become due in the ordinary course and (iv) Empower will not have an unreasonably small capital for the business intended to be conducted by it.

          (iv) Empower will deliver the Purchase Price to Superior in immediately available funds.

       (f) CORPORATE ACTION. If Empower is unable to complete any purchase of Shares in connection with any exercise of the Put Option because of restrictions in its Articles of Incorporation or Bylaws, in agreements to which it is a party or in applicable statutes, then Empower shall take such action as may be necessary to permit it to make such purchases, including soliciting shareholder approval of such action to the extent required under applicable law or Empower's Articles of Incorporation or Bylaws.

       (g) INABILITY TO COMPLETE PURCHASE. If Empower is legally prohibited at the time of any sale by any statute, contract or otherwise from paying the full Purchase Price for Shares specified in a Put Notice and such prohibition cannot be removed by action pursuant to Section 2(f), then

          (i) Superior may elect to rescind the sale and retain the Shares specified in the Put Notice; or

          (ii) Superior may elect, or have elected, nominees representing a majority of the Empower Board of Directors.

     3.  PURCHASE OPTION.
         ---------------

       (a) GRANT OF OPTION. Empower hereby grants to Superior the Purchase
Option.
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       (b) TIME OF EXERCISE OF OPTION. The Purchase Option may be exercised in whole or in part by Superior at any time or times through and including the second anniversary of the date of this Agreement.

       (c) METHOD OF EXERCISE. The Purchase Option shall be exercised by delivery of an Exercise Notice to the Secretary of Empower-at its principal place of business.

       (d) CLOSING OF PURCHASE The closing of any purchase of shares pursuant to exercise of the Purchase Option shall be held at the offices of Empower on a date agreed to by Empower and Superior, but not later than the later of (1) thirty days after delivery by Superior to Empower of the Exercise Notice relating to the Shares to be purchased or (2) ten clays after the determination of the Fair Market Value Per Share as set forth in Section 40 At the closing:

          (i) Empower will deliver to Superior certificates representing the Shares to be purchased, bearing (if applicable) the legend specified in
  Section 3(h).

          (ii) Superior will deliver the Exercise Price to Empower immediately available funds.

          (iii) If requested by Empower with respect to any shares which have not been registered under the 1933 Act, Superior will deliver a written statement that (A) it is purchasing the shares for investment and not with a view toward its distribution or sale, (B) it is aware that the shares have not been registered under Federal or state securities laws, and will constitute "restricted stock" as that term is defined under Rule 144 promulgated under the 1933 Act, and (C) it is aware that any restricted stock may not be sold, transferred or otherwise disposed of by Superior without registration unless, in the opinion of counsel acceptable to Empower, such registration is not required under the 1933 Act or applicable state securities laws.

       (e) RIGHTS AS SHAREHOLDER. Superior shall not be, or have any of the fights or privileges of a shareholder of Empower in respect of any shares issuable on exercise of the Purchase Option, unless and until the Exercise Price for such shares shall have been paid in full and such shares shall have been issued in accordance herewith.

       (f) ADJUSTMENT PROVISIONS. The aggregate number of shares with respect to which the Purchase Option may be exercised will be appropriately adjusted for any increase or decrease in the number of issued shares representing an equity interest in Empower resulting from any merger, reorganization, consolidation, recapitalization, liquidation stock dividend, stock split, reverse stock split or other change in the corporate structure of Empower affecting its equity securities. Such adjustment shall be made in the number of shares which may be issued upon exercise of the Purchase Option and in the Exercise Price, to the extent appropriate to prevent dilution or enlargement of Superior's rights.

       (g) EXERCISE PRICE ADJUSTMENT FORMULA. If Empower shall issue or sell any shares of Common Stock of any class, for a consideration per share which (X) is less than the per share value paid by Superior in the acquisition of the Shares under the Sale Agreement, if the issue or sale occurs within 90 days after the date of this Agreement, or (Y) is less than the Fair

Market Value Per Share in effect at the time of such issue or sale, for all other issues or sales, then the Exercise Price shall automatically be adjusted and immediately be deemed to equal the following:

          (i) the number of shared of Common Stock outstanding on a Fully Diluted Basis immediately prior to such issue and sale multiplied by

          (ii) the Exercise Price in effect at the time of such issuance or sale plus

          (iii) the total consideration received and to be received by the Company upon such issue and sale divided by

          (iv) the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such issue or sale.

       (h) LEGEND. The parties agree that certificates evidencing any Shares which, when acquired hereunder, constitute "restricted stock" as that term is defined under Rule 144 promulgated under the 1933 Act, as mended, shall bear the following legend::

     THESE SECURITIES ARE NOT REGISTERED UNDER THE 1933 ACT OR ANY STATE SECURITIES ACT. THEY MAY NOT BE TRANSFERRED FOR VALUE UNLESS AND UNTIL THEY ARE REGISTERED UNDER ALL SUCH APPLICABLE ACTS OR SUCH TRANSFBR SATISFIES APPLICABLE REGISTRATION EXEMPTIONS THEREUNDER. THE COMPANY WILL NOT TRANSFER THESE SECURITIES ON ITS BOOKS AND RECORDS WITHOUT AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO COUNSEL FOR THE COMPANY, THAT SUCH TRANSFER DOES NOT VIOLATE THE 1933 ACT OR ANY STATE SECURITIES LAWS.

     4.  DETERMINATION OF PURCHASE PRICE. Promptly following delivery of a Put
         --------------------------------
Notice or an Exercise Notice, Empower and Superior shall determine the Fair Market Value Per Share in accordance with Section 1.14 of the Sale Agreement, for computation of the Purchase Price or the Exercise Price, as the case may be. Following determination of the Fair Market Value Per Share, the Purchase Price or the Exercise Price as the case may be, shall be promptly determined.

     5.  COVENANTS. Empower covenants that:
         ---------

        (a) Empower and its subsidiaries shall keep true books of record and account in accordance with GAAP and fix which full, tree and correct entries in accordance with sound accounting practice will be made of all income, expenses, dealings and transactions fix relation to their business activities.

       (b) Empower shall deliver to Superior as soon as practicable and in any event within ninety (90) calendar days after the close of each fiscal year of Empower commencing with. the fiscal year ending December 31, 1998, consolidated audited Financial Statements prepared -m accordance with GAAP, all in reasonable detail and with an unqualified opinion expressed by independent public accountants selected by Empower. Empower shall further deliver to Superior as soon as practicable and in any event within forty-five (45) calendar days after the close of each fiscal quarter of Empower commencing with the first fiscal quarter ending after the date of this Agreement, unaudited Financial Statements prepared in accordance with GAAP (subject to normal year end adjustments which are not material individually or in the aggregate), in reasonable detail.

       (c) Empower will retain independent public accountants of recognized national or regional standing who shall certify the audited Financial Statements.

       (d) Empower will, at all times prior to expiration or exercise in full of the Purchase Option (whichever is earlier), reserve from its authorized but unissued shares a number of shares adequate to satisfy the exercise in full of the Purchase Option (to the extent not theretofore exercised).

     6.  RIGHT TO PURCHASE ADDITIONAL SECURITIES.
         ----------------------------------------

       (a) FIRST REFUSAL RIGHTS. Subject to the terms and conditions of this
Article 6, Empower hereby grants to Superior a right of first refusal to purchase all or any part of its Pro Rata Share of any issue of New Securities that Empower (or any subsidiary whose capital stock will not be wholly owned, directly or indirectly, by Empower upon completion of any such issuance) may propose to issue from time to time after the date of this Agreement.

       (b) NOTICE AND ALLOCATION PERIODS. If Empower or, when applicable, its subsidiary, proposes to undertake a bona fide issuance of New Securities, then it shall give Superior written notice of its intention, describing the type of New Securities, the price, the number of shares to be offered, and the general terms upon which such securities are proposed to be offered. Superior shall be given at least 15 days' prior written notice within which to agree to purchase all or any part of its Pro Rata Share of such issuance of New Securities for the price and upon the general terms specified in the notice by giving written notice to the issuer within such period and stating therein the quantity of New Securities to be purchased by it. The closing of any purchase of securities by Superior pursuant to the exercise of its right of first refusal shall be held simultaneously with the closing of the sale of the balance of the sale or issuance of New Securities to which the exercise relates.

       (c) RIGHT OF COMPANY TO SELL NEW SECURITIES If Superior fails to exercise in full its right of first refusal within the applicable period set forth above, then Empower or, when applicable, its subsidiary shall have 120 days thereafter to sell the New Securities with respect to which the right of first refusal was not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the notice to Superior. If such New Securities have not been sold within such 120-day period, then Empower or, when applicable, its subsidiary shall not thereafter issue or sell any New Securities without first offering them to Superior in the manner provided in this Article 6.

       (d) TERMINATION. This Article 6 shall continue in effect from the date of this Agreement until Empower has completed a Public Equity Offering.

     7.  MISCELLANEOUS.
         --------------

       (a) NO INCONSISTENT AGREEMENTS. If Empower enters into any agreement which grants to any holders rights to purchase securities, or to require repurchase by Empower of securities, during the term of this Agreement which rights conflict directly with those of Superior under this Agreement, the terms of this Agreement shall be superior in resolving such conflicts.

       (b) REMEDIES. Superior shall be entitled to specific enforcement of its fights under this Agreement, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other fights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that Superior may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive or equitable relief in order to enforce or prevent violation of the provisions of this Agreement.

       (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Empower and Superior.

       (d) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns.

       (e) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

       (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (g) DESCRIPTIVE HEADINGS. The captions and descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

       (h) GOVERNING LAW. The corporate law of Texas will govern all issues concerning the internal governance of Empower and the relative rights of Empower and its shareholders in connection therewith. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the laws of

Michigan without regard to choice of law principles which would require the application of the laws of any other jurisdiction.

       (i) ENTIRE AGREEMENT. This Agreement, together with the Sale Agreement and the Schedules, Exhibits and Annexes thereto, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

       (j) NOTICES. Any and all notices and other communications hereunder shall be in writing addressed to the parties at the addresses specified below or such other addresses as either party may direct by notice given in accordance with this section, and shall be delivered in one of the following manners (i) by personal delivery, in which case notice shall be deemed to have been duly given when delivered; (ii) by certified mail, return receipt requested, with postage prepaid, in which case notice shall be deemed to have been duly given on the date indicated on the return receipt; (iii) by reputable delivery service (including, by way of example and not limitation, Federal Express, UPS and DHL) which makes a record of the date and time of delivery, in which case notice shall be deemed to have been duly given on the date indicated on the delivery service's record of delivery; or (iv) by fax transmission to the fax numbers given below, with confirmation of good receipt and confirmed by letter to the addresses set forth below, in which case notice shall be deemed to have been duly given on the date indicated fix the confirmation of fax transmission (or the next Business Day if such date is not a Business Day or the transmission is made after business hours):

                              if to Superior, to

                   Superior Consultant Holdings Corporation
                         4000 Town Center, Suite 1100
                          Southfield, Michigan 48075
       Attention: Richard P. Saslow, Vice President and General Counsel
                              Fax: (248) 386-8459

                               If to Empower to

                          Empower Health Corporation
                          4008 River Place Boulevard
                              Austin, Texas 78730
                Attention: Donald W. Hackett, President and CEO
                              Fax: (512) 832,0752

                                with a copy to:

                                Alan Schoenbaum
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        300 Convent Street, Suite 1500
                             San Antonio, TX 78205
                            Fax: (210) 224,2035  .

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

     EMPOWER HEALTH CORPORATION,       SUPERIOR CONSULTANT HOLDINGS CORPORATION,
         a Texas corporation                     a Delaware corporation


By: /s/ David W. Hackett               By: /s/ James T. House
   ----------------------------           ------------------------------
                        4/29/98
Its: President & CEO                   Its: CFO
    ---------------------------            -----------------------------